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                                                                   EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 16, 2001, except note 18 for which the date is March 26, 2001, on the consolidated financial statements of JAKKS Pacific, Inc. in this Form 10-K/A into the previously filed Registration Statements of JAKKS Pacific, Inc. on Form S-3 (File No. 333-48865) and Form S-8 (Nos. 333-68313, 333-52205, 333-90055, 333-40392 and 333-65324).


                                        /s/ PANNELL KERR FORSTER
                                        ------------------------------
                                        Pannell Kerr Forster
                                        Certified Public Accountants
                                        A Professional Corporation



Los Angeles, California
October 5, 2001